UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BENCHMARK ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL CO-INVEST II L.P.
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
JEFFREY S. MCCREARY
ROBERT K. GIFFORD
BRENDAN B. SPRINGSTUBB

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Engaged Capital, LLC, together with the other participants named herein (collectively, "Engaged Capital"), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Benchmark Electronics, Inc., a Texas corporation.

Item 1: On May 2, 2016, Engaged Capital issued the following press release:

GLASS LEWIS JOINS ISS IN RECOMMENDING BENCHMARK SHAREHOLDERS VOTE FOR CHANGE ON ENGAGED CAPITAL’S BLUE PROXY

•	Glass Lewis finds BHE board “stale”, calls Engaged Capital case for change “compelling”
•	Engaged Capital confident that direct shareholder representation in the boardroom is critical
•	Vote the BLUE Engaged Capital proxy card today to elect Robert K. Gifford, Jeffrey S. McCreary, and Brendan B. Springstubb

Newport Beach, CA, May 2, 2016 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities and a 4.9% shareholder of Benchmark Electronics, Inc. (“BHE” or the “Company”) (NYSE: BHE), announced today that a second leading independent proxy voting advisory firm, Glass Lewis & Co. (“Glass Lewis”) has recommended that Benchmark shareholders vote on the BLUE Engaged Capital proxy card to elect Engaged Capital’s highly-qualified director candidates, Robert K. Gifford and Jeffrey S. McCreary, at the Annual Meeting of BHE. The Glass Lewis recommendation follows a similar endorsement from Institutional Shareholder Services (“ISS”) received last week. Engaged Capital urges all BHE shareholders to vote for change on the BHE Board by voting the BLUE proxy card for ALL THREE Engaged Capital nominees TODAY.

Glenn W. Welling, Chief Investment Officer of Engaged Capital, responded to Glass Lewis’ report saying, “A second independent proxy advisory firm has come to the conclusion that BHE requires a fresh shareholder-focused perspective in the boardroom. We are confident that the solution requires direct shareholder representation in the boardroom. Glass Lewis joined ISS in recognizing the compelling case for change and the need to urgently address BHE’s poor capital allocation, inefficient working capital, misaligned incentive compensation, and ineffective investor communications – all items that are holding BHE back creating value for shareholders. We welcome the Glass Lewis endorsement and urge our fellow BHE shareholders to vote their BLUE proxy today to elect all three of our nominees.”

Glass Lewis endorsed Engaged Capital’s case for change and recommended that shareholders vote on Engaged Capital’s BLUE proxy card stating:

“Having thoroughly reviewed the information presented by the Dissident and the Company with respect to Benchmark's operating performance, valuation and shareholder returns relative to peers, as well as certain of its governance policies, we believe the Dissident has established a compelling case that additional changes at the board level are warranted at this time.”

Glass Lewis believes that Engaged Capital’s nominees “could draw upon their deep and applicable industry and operational experiences, in a constructive manner with other Benchmark board members” and can be instrumental in unleashing BHE’s potential:

“Ultimately, we're inclined to conclude that the election of these two dissident nominees would increase the likelihood that the Company capitalizes on certain value-creation opportunities in a manner which remains consistent with the Company's long-term strategy and delivers greater returns for shareholders.”

Glass Lewis highlighted BHE’s persistent underperformance and agreed with Engaged Capital that the Company is cherry-picking a favorable time period to measure its performance. Glass Lewis also echoed Engaged Capital’s concern that the Company was using incorrect and/or flawed metrics to evaluate and present its performance to shareholders.

Glass Lewis noted that BHE’s capital allocation and working capital inefficiency have not been adequately addressed by the Board and that the Board needs individuals with the expertise and relevant experience to tackle these challenges.

Glass Lewis validated Engaged Capital’s contention that BHE’s investor communications are ineffective and the Company’s reporting requires an overhaul. Finally, Glass Lewis contends that BHE’s executive compensation could be better aligned with performance.

BENCHMARK SHAREHOLDERS, BOTH GLASS LEWIS AND ISS HAVE SPOKEN, THE TIME FOR ACTION IS NOW. VOTE YOUR BLUE ENGAGED CAPITAL PROXY FOR ALL THREE ENGAGED CAPITAL NOMINEES TODAY.

VOTE THE BLUE PROXY FOR OUR THREE HIGHLY QUALIFIED DIRECTOR CANDIDATES TO CREATE VALUE AT BENCHMARK ELECTRONICS

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: engaged@morrowco.com

More information on Engaged Capital’s case is available at www.adeeperbench.com.

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Investor Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

John Ferguson, 203-658-9400
jferguson@morrowco.com

or visit www.adeeperbench.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Engaged Capital, LLC

Item 2: The following materials were posted by Engaged Capital to www.adeeperbench.com: